SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2016

Tanaris Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-179886	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
311 Broadway Point Pleasant Beach, NJ 08742 (844) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 25, 2016, Tanaris Power Holdings, Inc., a Nevada corporation (the “Company” or “TPHX”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Hammer Fiber Optics Investments, Ltd., a Delaware corporation (“HFOI”), and the controlling stockholders of HFOI (the “HFOI Shareholders”). Pursuant to the Share Exchange Agreement, the Company will acquire 20,000,000 shares of common stock of HFOI from the HFOI shareholders (the “HFOI Shares”) and in exchange the Company shall issue to the HFOI Shareholders 50,000,000 (post-Merger) restricted shares of its common stock (the “TPHX Shares”). As a result of the Share Exchange Agreement, HFOI shall become a wholly owned subsidiary of the Company. The Share Exchange Agreement contains customary representations, warranties and conditions to closing. In addition, the closing of the Share Exchange (the “Closing”) shall only occur once the Financial Industry Regulatory Authority (“FINRA”) approves our merger with our wholly-owned subsidiary, Hammer Fiber Optics Holdings Corp. (“HFO Holdings”) and this corporate action becomes effective (the “Closing Date”).

On April 13, 2016, our board of directors approved a Plan of Merger (the “Plan of Merger”) under Nevada Revised Statutes (NRS) Section 92A.180 to merge (the “Merger”) with our wholly-owned subsidiary HFO Holdings, a Nevada corporation, to effect a name change from Tanaris Power Holdings, Inc. to Hammer Fiber Optics Holdings Corp. The Plan of Merger also provides for a 1 for 1,000 exchange ratio for shareholders of both the Company and HFO Holdings, which will have the effect of a 1 for 1,000 reverse split of our common stock.  Articles of Merger were filed with the Secretary of State of Nevada on April 13, 2016 and, on April 14, 2016, this corporate action was submitted to FINRA for its review and approval. We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Name Change

As a result of the Merger, the Company will change its corporate name to Hammer Fiber Optics Holdings Corp. (the “Name Change”), effective upon approval by FINRA of this corporate action.

Merger Exchange Ratio

As a result of the Merger exchange ratio, every 1,000 of the Company’s old authorized common stock will be converted into one share of the Company’s new authorized common stock, effective following FINRA approval of the corporate action.

New Trading Symbol; CUSIP Number.

If approved by FINRA, FINRA will announce an effective date, as well as a new trading symbol for the Company’s common stock that will replace “TPHX.” The Company has also obtained a new CUSIP number to distinguish stock certificates issued after the effective date of the Merger.

Merger Exchange Ratio; No Fractional Shares.

On the effective date as declared by FINRA, the total number of shares of the Company’s Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 1,000.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Merger Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Merger.

Non-Certificated Shares; Certificated Shares.

Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Merger will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Merger to each requesting stockholder. The cost for each new certificate requested is $25.

Action Stock Transfer

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

action@actionstocktransfer.com

www.actionstocktransfer.com

Capitalization.

As of April 13, 2016, there were 75,000,000 shares of Common Stock outstanding. As a result of the Merger, there will be approximately 75,000 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares).  As a result of the subsequent issuance of 50,000,000 shares under the Share Exchange Agreement, the HFOI Shareholders will collectively control the Company.

After the Merger, the Company’s authorized Common Stock of 250,000,000 shares will remain unchanged.

The Merger will not have any effect on the stated par value of the Common Stock.

Immediately after the Merger, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  However. Following the completion of the issuance of 50,000,000 shares to the HFOI shareholders, the interests of pre-existing stockholders will be substantially diluted.

The foregoing description of the Share Exchange Agreement and the Plan of Merger are not complete and are qualified in their entirety by reference to the full text thereof, which are filed as Exhibit 2.01 and Exhibit 2.02 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Share Exchange Agreement is incorporated by reference into this Item 3.02.

Pursuant to the terms and conditions of the Share Exchange Agreement, the Company will issue 50,000,000 restricted shares of its post-split common stock to the HFOI shareholders on the Closing Date.

Exemption from Registration. The shares of common stock to be issued pursuant to the Share Exchange Agreement, shall be issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States.  The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.  Additionally, we relied upon the exemption afforded by Rule 506 of Regulation D of the Securities Act which is a safe harbor for the private offering exemption of Section 4(2) of the Securities Act whereby an issuer may sell its securities to an unlimited number of accredited investors, as that term is defined in Rule 501 of Regulation D.  Further, we relied upon the safe harbor provision of Rule 903 of Regulation S of the Securities Act which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. persons” or for the account or benefit of a “U.S. person”, as that term is defined in Rule 902 of Regulation S.

ITEM 3.03

MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Upon completion of the Closing under the Share Exchange Agreement and issuance of 50,000,000 shares of our common stock to the HFOI Shareholders, a change in control of the Company will occur.  A Form 8-K will be filed following the Closing providing the information required by Item 5.01 of Form 8-K.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

Exhibit No.	Description
10.01	Share Exchange Agreement by and among the Company, Hammer Fiber Optic Investments Ltd. and the shareholders of Hammer Fiber Optic Investments Ltd., dated April 25, 2016, filed herewith.
99.01	Plan of Merger by and between the Company and its wholly owned subsidiary Hammer Fiber Optics Holdings Corp., dated April 13, 2016, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2016

TANARIS POWER HOLDING, INC.

/s/ Michael Cothill
By: Michael Cothill
Its: President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director